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                                                                    EXHIBIT 23.8

                          CONSENT OF DOUGLAS L. ELDEN

    I hereby consent to the appointment to the Board of Directors of Access Health, Inc. as InterQual's designee, such appointment to be effective as of the Effective Time (as such term is defined in the Proxy Statement/Prospectus of Access Health, Inc. dated the date hereof).

                                          /s/ DOUGLAS L. ELDEN
                 ---------------------------------------------------------------
                                          Douglas L. Elden
                                          Chicago, Illinois


Dated: June 9, 1998